Exhibit 10.1


     THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EP MEDSYSTEMS INC., THAT SUCH REGISTRATION IS NOT REQUIRED.


                            SECURED CONVERTIBLE NOTE



     FOR VALUE RECEIVED, EP MEDSYSTEMS, INC., a New Jersey corporation (hereinafter called "Borrower") promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the "Holder") or its registered assigns, on order, without demand, the sum of FOUR MILLION DOLLARS ($4,000,000) (the "Principal Amount") or such other principal amount as may be from time to time outstanding under the Security Agreement (as herein defined), together with any accrued and unpaid interest, on August 28, 2006 (the "Maturity Date").

     Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement between Borrower and the Holder dated the date hereof (as amended, modified and supplemented from time to time, the "Security Agreement").

                  The following terms shall apply to this Note:

                                    ARTICLE I
                                    INTEREST

     1.1. Interest Rate. Subject to Section 5.3 hereof, interest on this Note shall be payable at the Contract Rate in accordance with the terms of the Security Agreement.

                                   ARTICLE II
                         ADVANCES, PAYMENTS UNDER NOTE

       2.1.  Mechanics  of  Advances.  All Loans
evidenced by this Note shall be made in accordance with the terms and provisions of the Security Agreement.

     2.2.  Borrower  Conversion  Rights.  Subject to  adjustment  as provided in
Section 3.6 hereof, the Conversion Price per share shall be two dollars and fifty-five cents ($2.55) (the "Fixed Conversion Price"). In the event that the Common Stock trades on the principal trading exchange or market for the Common Stock (the "Principal Market") at a price greater than 120% of the Fixed Conversion Price for a period of at least eleven (11) consecutive trading days, then Borrower may, at its sole option, provide the Holder irrevocable written notice ("Call Notice") requiring the conversion at the Fixed Conversion Price (then in effect) of all or a portion of the Note held by the Holder (subject to the limitation provided for in Section 3.3 hereof) as of the date set forth in such Call Notice (the "Call Date"). The Call Date shall be at least two (2) trading days following the date of the Call Notice, provided a registration statement covering resales of that number of Conversion Shares provided for in the Call Notice has been declared effective and is available for use. The number of Conversion Shares to be issued in connection with any such conversion pursuant to a particular Call Notice pursuant to this Section 2.2 shall not exceed 30% of the aggregate dollar trading volume of the Common Stock for the eleven (11) trading days immediately preceding the Call Notice. If the price of the Common Stock falls below 110% of the Fixed Conversion Price during the ten
(10) trading day period preceding the Call Date, then the Holder will be required to convert only such amount of the Note pursuant to such Call Notice as will equal thirty percent (30%) of the aggregate dollar trading volume for each day during such 10 day period that the closing price of the Common Stock was greater than one hundred ten percent (110%) of the then applicable Fixed Conversion Price. The Company shall not be permitted to give the Investor more than one Call Notice during any fifteen (15) day period.

     2.3. Prepayments. In the event Borrower wishes to prepay all or a portion of the Obligations in cash in an amount in excess of $500,000 during any calendar year, Borrower shall deliver to the Holder a written irrevocable notice indicating the amount intended to be so prepaid (the "Prepayment Amount") and the date on which such prepayment shall be made (the "Prepayment Date"). Such notice shall be delivered to the Holder at least five (5) Business Days prior to the Prepayment Date. On the Prepayment Date, Borrower shall pay to the Holder
$500,000 plus 125% (the "Premium") of the Prepayment Amount in excess of $500,000 in satisfaction of the Prepayment Amount; provided, however, no such Premium shall be applicable to any prepayment made by Borrower of an Approved Overadvance. All such prepayments shall be (a) applied to the Obligations in such order as the Holder shall elect, (b) shall be subject to the terms of
Section 16 of the Security Agreement and (c) shall be credited (conditional upon final collection) to the Obligations one Business Day after receipt of such amounts by Laurus in good funds in dollars of the United States of America. Any amount received by Laurus after 12:00 noon (New York time) on any Business Day shall be deemed received on the next Business Day. Conversions under Sections
2.2 or 3.1 shall not be deemed for any purpose to be prepayments hereunder.

                                  ARTICLE III

                                CONVERSION RIGHTS

     3.1. Optional Conversion. Subject to the terms of this Article III, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, including at any time prior to a Prepayment Date (as defined in Section 2.3), or thereafter during an Event of Default (as defined in Article
V), and, subject to the volume limitations set forth in Section 3.3 hereof, to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of Borrower's common stock, as currently constituted (the "Common Stock") at the conversion price set forth in Section 3.2 (the "Conversion Price"). The shares of Common Stock to be issued upon such conversion are herein referred to as the "Conversion Shares."

     3.2. Conversion Price. Notwithstanding the foregoing, the Fixed Conversion Price shall be adjusted upward (as hereafter provided) immediately following each conversion under Sections 2.2 and/or 3.1 hereof in a multiple (calculated on an aggregate cumulative basis for all such conversions taken together) of $2,000,000 (each aggregate $2,000,000 conversion, a "Specified Event"). Following the occurrence of each Specified Event, the Fixed Conversion Price shall be adjusted upward based on a formula equal to 115% of the closing price for the Common Stock on the Principal Market, or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the three (3) trading days immediately prior to the occurrence of the Specified Event.

     3.3. Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder or issuable upon exercise of warrants held by such Holder and 4.99% of the outstanding shares of Common Stock of Borrower. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Holder may void the Conversion Share limitation described in this Section 3.3 upon 75 days prior notice to Borrower, or without any notice requirement upon an Event of Default.

     3.4. Mechanics of Conversion. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("Notice of Conversion") to Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the amount of Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the "Conversion Date"). A form of Notice of Conversion that may be employed by the Holder is annexed hereto as Exhibit A. Borrower will cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by Borrower of the Notice of Conversion (the "Delivery Date").

     In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides Borrower written instructions to the contrary.

     3.5. Late Payments. Borrower understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss and Borrower agrees to pay late payments to the Holder for late issuance of such shares in the form required pursuant to this
Article III upon  conversion  of the Note, in the amount equal to the greater of
(i) $500 per Business Day after the Delivery Date and (ii) the Holder's actual damages from such delayed delivery. Borrower shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages.

     3.6. Adjustment Provisions. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Sections 3.1 and 3.2, shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

     A.   Reclassification,   etc.   If   Borrower   at  any  time   shall,   by
reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

     B. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

     C. Share Issuances. Subject to the provisions of this Section 3.6, if Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any Additional Shares to a Person other than the Holder pursuant to Subsections A or B above for a consideration per share less than the Fixed Conversion Price in effect at the time of issuance, the Fixed Conversion Price shall be immediately reset to the price determined by multiplying the Fixed Conversion Price (as in effect from time to time) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by Borrower for the total number of Additional Shares so issued would purchase at the Fixed Conversion Price (as in effect from time to time) and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares so issued; provided that, for the purposes of this Section C, all shares of Common Stock issuable upon exercise, exchange or conversion of outstanding options, convertible securities and preferred stock shall be deemed to be outstanding prior to such issuance; provided, however, in no event may the Fixed Conversion Price be reduced to a price which is lower than the closing market price on the date such reset is effective. For purposes hereof, the issuance of any security of Borrower convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price only upon the conversion, exercise or exchange of such securities. "Additional Shares" means all shares of Common Stock, except:

     (a) shares of Common Stock issued or issuable upon conversion of preferred stock outstanding on the date hereof;

     (b) shares of Common Stock or options or warrants issued or issuable to officers, directors and employees of, and consultants to, Borrower pursuant to an option plan, purchase plan or other employee or consultant incentive plan, pursuant to stock grants or any other plan or arrangement approved by Borrower's Board of Directors;

     (c) shares of Common Stock or preferred stock or options or warrants exercisable for Common Stock or preferred stock issued to banks, savings and loan associations, equipment lessors or other similar lending institutions in connection with such entities providing working capital credit facilities or equipment financing to Borrower or to landlords not otherwise affiliated with Borrower in connection with the lease of office, laboratory, warehouse or other similar property approved by Borrower's Board of Directors;

     (d) shares of Borrower's capital stock issued pursuant to the acquisition of another corporation by Borrower by merger, purchase of all or substantially all of the assets or stock or other reorganization approved by Borrower's Board of Directors;

     (e) shares of Borrower's capital stock issued in connection with the acquisition of technology or licenses or other similar transactions approved by Borrower's Board of Directors; and

     (f) shares of Borrower's capital stock issued to Persons with which Borrower has strategic or business relationships, provided that such issuance is approved by the Board of Directors of Borrower and is not primarily for capital raising purposes.

     D. Computation of Consideration. For purposes of any computation respecting consideration received pursuant to Subsection C above, the following shall apply:

     (a) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by Borrower for any underwriting of the issue or otherwise in connection therewith;

     (b) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of Borrower (irrespective of the accounting treatment thereof); and

     (c) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by Borrower for the issuance of such securities plus the additional minimum consideration, if any, to be received by Borrower upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Subsection (D)).

     3.7. Reservation of Shares. During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

     3.8. Registration Rights. The Holder has been granted registration rights with respect to the shares of Common Stock issuable upon conversion of this Note as more fully set forth in a Registration Rights Agreement dated the date hereof.

                                   ARTICLE IV

                                EVENTS OF DEFAULT

     The occurrence of any of the following events is an Event of Default ("Event of Default"):

     4.1. Failure to Pay Principal or Interest. Borrower shall default in the payment of (i) principal on any Note when due or (ii) interest on any Note when due and such interest payment default shall continue for a period of three (3) Business Days.

     4.2. Failure to Pay Other Obligations. Borrower shall fail to make payment of any of the other Obligations when required hereunder and such default shall continue for a period of five (5) Business Days.

     4.3. Breach of Representations and Warranties. Any material representation or warranty made by Borrower hereunder, in any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Note should prove to have been false or misleading in any material respect when made or deemed made, as determined by Laurus in good faith in the exercise of its reasonable discretion;

     4.4. Breach of Covenants. Borrower shall fail to perform any covenant or any other term or condition of this Note and such failure shall remain unremedied for 10 days after the occurrence thereof.

     4.5. Default Under Related Agreement. The occurrence of an Event of Default under and as defined in the Security Agreement.

     4.6. Stop Trade. A stop trade order is instituted by the SEC or the Principal Market governing body undertakes to officially suspend trading of the stock for 30 consecutive trading days, but excluding in all cases (i) a stop trade order not resulting from actions or omissions solely of Borrower, (ii) a stop trade order or a Principal Market suspension disputed in writing to the SEC or the Principal Market governing body by Borrower (which default shall be suspended until such stop trade order or the Principal Market suspension is finally determined by the SEC or the Principal Market governing body to be effective), (iii) a delisting from a Principal Market that is not a suspension by its governing body and (iv) any suspension of all trading on such Principal Market.

                                  ARTICLE V
                                DEFAULT PAYMENTS

     5.1. Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, interest on this Note shall automatically be increased to the Default Rate in effect for Loans at such time, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such Obligations until such Event of Default is cured or waived.

     5.2. Cumulative Remedies. The remedies under this Note shall be cumulative.

                                   ARTICLE VI
                                  MISCELLANEOUS

     6.1. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     6.2. Notices. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Security Agreement.

     6.3. Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     6.4. Assignability. This Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the terms hereof and the legend set forth herein.

     6.5. Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

     6.6. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against Borrower in any other jurisdiction to collect on Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court order in favor of Holder.

     6.7. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrower to the Holder and thus refunded to Borrower.

     6.8. Security Interest. The Holder of this Note has been granted a security interest in certain assets of Borrower more fully described in the Security Agreement.

     6.9. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

     IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name effective as of this 28th day of August, 2003.

                                    EP MEDSYSTEMS INC.


                                    By: /s/Reinhard Schmidt
                                    Name:  Reinhard Schmidt
                                    Title: President and Chief Executive
                                           Officer
WITNESS:_/s/___________________

                              NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)



     The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by EP MEDSYSTEMS INC. on _______, 2003 into Shares of Common Stock of EP MEDSYSTEMS INC. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Delivered:

Signature:

Print Name:

Address: